interclick

know your audience

ICR XChange Presentation

January 2010

interclick know your audience

Safe Harbor

Certain statements in this presentation and responses to various questions may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including our fourth quarter 2009 revenue and EBITDA, our 2010 revenue guidance, gross profit, continuing growth, integrating additional partners and our ability to maximize ROI. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the impact of intense competition, the continuation or worsening of current economic conditions, a potential decrease in corporate advertising spending, a potential decrease in consumer spending and the condition of the domestic and global credit and capital markets.

Further information on interCLICK's risk factors is contained in its filings with the SEC, including the Prospectus Supplement dated December 15, 2009. Any forward-looking statement made by interCLICK in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

This presentation includes disclosure of EBITDA, a non-GAAP financial measure. interCLICK relies on certain non-GAAP financial measures as defined under SEC Regulation G in assessing performance and when planning, forecasting and analyzing future periods. interCLICK believes that non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key metrics used by management. A reconciliation of EBITDA to the most directly comparable GAAP measure is available at the end of this presentation.

interclick
know your audience

Company Overview

Company Name:	interCLICK
Ticker/Exchange:	(NASDAQ: ICLK)
Sector:	Internet Marketing
Business Model:	Digital Advertising Technology & Services
Founded:	2004
Headquarters:	New York, NY
Sales Offices:	Chicago, Los Angeles, New York, and San Francisco
Employees (12/31/09):	78
Market Cap (1/11/10):	~$122 million (23.6mm O/S shares; 30mm FD shares)
Statistics:	• 143 million unique users (11/09 per comScore) • 3+ billion impressions per month • ~750 premium publishers

Proven Financial Success

Quarterly revenue has grown 300% (through Q3 '09) from Q1 '08

2008A Revenue: $22.4M | 2009E Revenue*: $51M+ | 2010E Revenue*: $80M+



$20.0
$15.0
$10.0
$5.0
$-
$(5.0)
$3.6
31%
$4.7
23%
$5.8
47%
$8.5
0%
$8.4
26%
$10.6
35%
$14.4
25+%
$18.0+
$(1.7)
$(2.3)
$(1.6)
$(2.3)
$(0.8)
$(1.4)
$0.2
$(0.5)
$0.9
$0.2
$0.2
$(0.7)
$1.4
$0.7
Q1A
Q2A
Q3A
Q4A
Q1A
Q2A
Q3A
Q4E*
Revenue
EBITDA
Operating Income
($ in millions)

interclick know your audience

Business Update

- Non-premium display continues to be fastest-growing segment
- interCLICK uniquely positioned to capitalize on Q4 seasonality strength
- Expecting best quarter ever in Q4:
  - $21mm+ revenue – to exceed guidance by at least $3mm

Ad Network Model

The evolving ad network model: Supply chain management business properly aligning supply and demand.


Supply
Demand
Supply Chain
Data Vendors
Inventory Providers
Procurement
interCLICK Platform
Fulfillment
Advertisers

Our Approach

Focused on value creation via aggregation & integration of user data.

Direct Integration	bizo B2B Data	bluekai Intent Data	AlmondNet Search Data	exelate Data Exchange
Mixed Integration (through data exchanges)	NextAction Offline Data	R.L. Polk Auto Data	lucidmedia Contextual	TARGUSinfo Lead gen data
Future Integration	Social Graph	B2B Data	Social data	Offline Data

Our Unique Platform

1. interCLICK's platform automatically evaluates which audience segments will align best with campaign objectives.
2. Most effective data is aggregated to largest effective audience.
3. By combining data sources, we are able to evaluate the inherent value of various data sources to maximize ROI.
4. The end result is that we deliver efficiency and effectiveness at unprecedented scale.


interclick
know your audience
Intent Data
bluekai
Effective Data
Intent Data
exelate
Effective Data
Search Data
AlmondNet
Effective Data
B2B Data
bizo
Effective Data
Semantic
PEER39
Effective Data

Note: Client examples are for illustrative purposes only.

Consistent Operational Improvement



(in millions)
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
10,000
8,000
6,000
4,000
2,000
0
7,547
8,256
7,984
8,581
7,522
8,379
9,691
$3.6
$4.7
$5.8
$8.5
$8.4
$10.6
$14.4
$0.7
$1.2
$1.7
$3.2
$3.9
$4.8
$7.3
Q1 08
Q2 08
Q3 08
Q4 08
Q1 09
Q2 09
Q3 09
Revenue
Gross Profit $
Impressions

Proven Technological Effectiveness



(in millions)
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
100%
80%
60%
40%
20%
0%
Q1 08
Q2 08
Q3 08
Q4 08
Q1 09
Q2 09
Q3 09
$3.6
$4.7
$5.8
$8.5
$8.4
$10.6
$14.4
20.5%
25.4%
30.3%
37.3%
46.9%
44.8%
50.4%
3rd Party Data integrations begins
2nd Optimization Engine Released
Supply Chain Toolset Release
Gen 5 of Ad Delivery System
OSM Alpha Start
Revenue
Gross Margin %

GAAP to Non-GAAP Reconciliation

($ in millions; unaudited)

	Q1 '08	Q2 '08	Q3 '08	Q4 '08	Q1 '09	Q2 '09	Q3 '09
Net income (loss)	**$ (3.7)**	**$ (3.9)**	**$ (3.7)**	**$ (0.7)**	**$ 0.0**	**$ (1.0)**	**$ 0.3**
Loss from sale of discontinued operations, net of tax		0.6	0.5	2.4	0.0		
Loss from discontinued operations, net of tax	0.7	0.2	1.1	(0.8)			
Income (loss) from continuing operations	(3.0)	(3.1)	(2.1)	1.0	0.0	(1.0)	0.3
Income tax benefit				(1.7)			
Equity in investee's loss, net of taxes		0.2	0.4				
Income (loss) from continuting operations before income taxes	(3.0)	(2.9)	(1.7)	(0.6)	0.0	(1.0)	0.3
Interest expense	0.7	0.5	0.2	0.1	0.1	0.1	0.2
Loss on change in warrant derivative liability					0.1	0.2	0.1
Loss on sale of available-for-sale securities			0.1			0.0	
Interest income	(0.0)	(0.0)	(0.0)	(0.0)			
Loss on settlement of debt		0.0					
Loss on disposal of fixed assets			0.0	(0.0)			
Operating income/(loss) from continuing operations	(2.3)	(2.3)	(1.4)	(0.5)	0.2	(0.7)	0.7
Stock-based compensation	0.5	0.5	0.4	0.5	0.6	0.8	0.6
Amortization of intangible assets	0.1	0.1	0.1	0.1	0.0	0.0	0.0
Depreciation	0.1	0.0	0.1	0.1	0.1	0.1	0.1
EBITDA	**$ (1.7)**	**$ (1.6)**	**$ (0.8)**	**$ 0.2**	**$ 0.9**	**$ 0.2**	**$ 1.4**

Questions and Answers